Waystar Reports First Quarter 2026 Results

Q1 revenue of $313.9M, up 22% YoY
Q1 net income of $43.3M and non-GAAP net income of $81.2M
Q1 net income margin of 14%; adjusted EBITDA margin of 43%
LEHI, Utah and LOUISVILLE, Ky., April 29, 2026 — Waystar Holding Corp. (Nasdaq: WAY), a provider of leading healthcare payment software, today reported results for the first quarter ended March 31, 2026.
"Waystar delivered a solid first quarter, driven by strong execution and continued expansion across our platform," said Matt Hawkins, Chief Executive Officer of Waystar. "We advanced the Iodine integration, launched new innovations such as our AI-powered recoupment solution, and saw bookings come in ahead of our internal expectations, reinforcing our confidence as providers increasingly standardize on Waystar."
First Quarter 2026 Financial Highlights
•Revenue of $313.9 million, up 22% year-over-year
•Net income of $43.3 million, GAAP net income per diluted share of $0.22, and net income margin of 14%
•Non-GAAP net income of $81.2 million and non-GAAP net income per diluted share of $0.42
•Adjusted EBITDA of $135.4 million and adjusted EBITDA margin of 43%
•Cash flow from operations of $84.9 million and unlevered free cash flow of $90.3 million

Key Performance Metrics and Revenue Disaggregation
•1,433 clients contributed over $100,000 in LTM revenue, up 15% year-over-year
•Net revenue retention rate (NRR) of 111%
•First quarter 2026 subscription revenue of $172.2 million, up 38% year-over-year
•First quarter 2026 volume-based revenue of $139.5 million, up 7% year-over-year
Financial Outlook
As of April 29, 2026, Waystar provides the following guidance for its full fiscal year 2026.1
•Total revenue is expected to be between $1.274 billion and $1.294 billion
•Adjusted EBITDA is expected to be between $530 million and $540 million
•Non-GAAP net income is expected to be between $317 million and $335 million
•Diluted non-GAAP net income per share is expected to be between $1.59 and $1.68
Webcast Information
Waystar's financial results will be discussed on a conference call scheduled at 4:30 p.m. Eastern Daylight Time today, April 29, 2026. A live audio conference call will be available on Waystar's website at https://investors.waystar.com/news-events/events. The webcast will be archived on the site for those unable to listen in real time. This earnings release and the related Current Report on Form 8-K furnished April 29, 2026, are available on the Investor Relations page of the company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.
Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We present non-GAAP financial measures as supplemental measures of financial performance that are
1We have not reconciled the forward-looking adjusted EBITDA, non-GAAP net income, and non-GAAP net income per share guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses adjusted EBITDA and adjusted EBITDA margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management uses non-GAAP net income and non-GAAP net income per share to evaluate our core operating profitability on an after-tax basis exclusive of certain non-cash and non-recurring items, and to facilitate comparison with peer companies that may have different capital structures, acquisition histories, or tax profiles. Management uses unlevered free cash flow to evaluate cash generation from our core business operations independent of our capital structure. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or net income (loss) margin as measures of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. A reconciliation is provided below for our non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
The following non-GAAP financial measures and key performance metrics are defined below:
Adjusted EBITDA and adjusted EBITDA Margin
We define adjusted EBITDA as net income / (loss) before interest expense, net, income tax expense / (benefit), depreciation and amortization, and as further adjusted for stock-based compensation expense, acquisition and integration costs, asset and lease impairments, costs related to amended debt agreements and IPO and secondary offering costs. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.
Non-GAAP Net Income and Non-GAAP Net Income Per Share
We define non-GAAP net income as GAAP net income excluding the impact of stock-based compensation, acquisition and integration costs, asset and lease impairments, costs related to our IPO, and the Secondary Offerings, and costs related to amended debt agreements and amortization of intangibles. The tax effects of the adjustments are calculated using a management estimated annual effective non-GAAP tax rate of 21%, which is based on our statutory federal tax rate and provides consistency across interim reporting periods by eliminating the effects of non-recurring and period specific items. Due to the differences in the tax treatment of items excluded from non-GAAP net income, our estimate tax rate on non-GAAP net income may differ from our GAAP tax rate. Non-GAAP net income per share is shown on both a basic and diluted basis and is defined as non-GAAP net income divided by the basic or diluted weighted-average shares, respectively.
Unlevered Free Cash Flow
We define unlevered free cash flow as cash from operations plus cash interest paid less capital expenses.
Net Debt
We define net debt as the sum of the current portion of long-term debt, long-term debt, and accounts receivable securitization less cash and equivalents and investment securities.
Adjusted Net Leverage Ratio
We define adjusted net leverage ratio as net debt divided by adjusted EBITDA over the preceding twelve months.
Key Performance Metrics
Net Revenue Retention Rate
Our Net Revenue Retention Rate compares twelve months of client invoices for our solutions at two period end dates. To calculate our Net Revenue Retention Rate, we first accumulate the total amount invoiced during the twelve months ending with the prior period-end or Prior Period Invoices. We then calculate the total amount invoiced to those same clients for the twelve months ending with the current period-end, or Current Period Invoices. Current Period Invoices are inclusive of upsell, downsell, pricing changes, clients that cancel or chose not to renew, and discontinued solutions with continuing clients. The Net Revenue Retention Rate is then calculated by dividing the Current Period Invoices by the Prior Period Invoices. Our total invoices included in the analysis are greater than 98% of reported revenue. We use Net Revenue Retention Rate to evaluate our ongoing operations and for internal planning and forecasting purposes. Acquired businesses are included in the last-twelve-month Net Revenue Retention Rate in the ninth quarter after acquisition, which is the earliest point that comparable post-acquisition invoices are available for both the current and prior twelve-month period.

Customer Count with >$100,000 of Revenue
We regularly monitor and review our count of clients who generate more than $100,000 of revenue.
Our count of clients who generate more than $100,000 of revenue is based on an accumulation of the amounts invoiced to clients over the preceding twelve months. The invoices for acquired clients are included starting in the first full calendar quarter after the date of acquisition.
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, statements regarding Waystar’s expectations relating to future operating results and financial position, including full year 2026, and future periods; the performance of our new product offerings; our industry and market opportunities, business strategy, goals, and expectations concerning our market position, future operations, margins and profitability, capital expenditures, liquidity, and capital resources and other financial and operating information. Forward-looking statements include all statements that are not historical facts. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release, including the discussion of outlook for full fiscal year 2026.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: our operation in a highly competitive industry; our ability to retain our existing clients and attract new clients; our ability to successfully execute on our business strategies in order to grow; our ability to accurately assess the risks related to acquisitions and successfully integrate acquired businesses, including the acquisition of Iodine; our ability to establish and maintain strategic relationships; the growth and success of our clients and overall healthcare transaction volumes; consolidation in the healthcare industry; our selling cycle of variable length to secure new client agreements; our implementation cycle that is dependent on our clients’ timing and resources; our dependence on our senior management team and certain key employees, and our ability to attract and retain highly skilled employees; the accuracy of the estimates and assumptions we use to determine the size of our total addressable market; our ability to develop and market new solutions, or enhance our existing solutions, to respond to technological changes or evolving industry standards; the interoperability, connectivity, and integration of our solutions with our clients’ and their vendors’ networks and infrastructures; the performance and reliability of internet, mobile, and other infrastructure; the consequences if we cannot obtain, process, use, disclose, or distribute the highly regulated data we require to provide our solutions; our reliance on certain third-party vendors and providers; any errors or malfunctions in our products and solutions; failure by our clients to obtain proper permissions or provide us with accurate and appropriate information; the potential for embezzlement, identity theft, or other similar illegal behavior by our employees or vendors, and a failure of our employees or vendors to observe quality standards or adhere to environmental, social, and governance standards; our compliance with the applicable rules of the National Automated Clearing House Association and the applicable requirements of card networks; increases in card network fees and other changes to fee arrangements; the effect of payer and provider conduct which we cannot control; privacy concerns and security breaches or incidents relating to our platform or data (including personal information and other regulated data); the complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; our ability to adequately protect and enforce our intellectual property rights; our ability to use or license data and integrate third-party technologies; the development, deployment, and use of AI; our use of “open source” software; legal proceedings initiated by third parties alleging that we are infringing or otherwise violating their intellectual property rights; claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties; the heavily regulated industry in which we conduct business; the uncertain and evolving healthcare regulatory and political framework; healthcare laws and data privacy and security laws and regulations governing our Processing of personal information (which may also be referred to as “personal data” or “personally identifiable information”); reduced revenues in response to changes to the healthcare regulatory landscape; legal, regulatory, and other proceedings that could result in adverse outcomes; contractual obligations requiring compliance with certain provisions of the Bank Secrecy Act/anti-money laundering laws and regulations; existing laws that regulate our ability to engage in certain marketing activities; our full compliance with website accessibility standards; any changes in our tax rates, the adoption of new tax legislation, or exposure to additional tax liabilities; limitations on our ability to use our net operating losses to offset future taxable income; losses due to asset impairment charges; our substantial debt and restrictive covenants in the agreements governing our Credit Facilities; interest rate fluctuations; unavailability of additional capital on acceptable terms or at all; the impact of general macroeconomic conditions; our history of net losses and our ability to achieve or maintain profitability; the interests of the certain investors may be different than the interests of other holders of our securities; and each of the other factors discussed under the heading of “Risk Factors” in the Company’s 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2026, and in other reports filed with the SEC, all of which are available on the Investor Relations page of our website at investors.waystar.com.
Any forward-looking statements made by us in this press release speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable securities laws.
About Waystar
Waystar’s mission-critical software is purpose-built to simplify healthcare payments so providers can prioritize patient care and optimize their financial performance. Waystar serves approximately 30,000 clients, representing over 1 million distinct providers, including 16 of 20 institutions on the U.S. News Best Hospitals list. Waystar’s enterprise-grade platform annually processes over 7.5 billion healthcare payment transactions, including over $2.4 trillion in annual gross claims and spanning approximately 60% of U.S. patients. Waystar strives to transform healthcare payments so providers can focus on what matters most: their patients and communities. Discover the way forward at waystar.com.

Waystar Holding Corp.
Unaudited Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three months ended March 31,
	2026	2025
Revenue	313,874	256,435
Operating expenses
Cost of revenue (exclusive of depreciation and amortization expenses)	97,035	83,345
Sales and marketing	45,830	40,123
General and administrative	30,724	23,300
Research and development	18,368	11,078
Depreciation and amortization	41,452	33,380
Total operating expenses	233,409	191,226
Income from operations	80,465	65,209
Other expense
Interest expense, net	(19,714)	(18,257)
Related party interest expense	(933)	(643)
Income before income taxes	59,818	46,309
Income tax expense/(benefit)	16,535	17,040
Net income	43,283	29,269
Net income per share:
Basic	0.23	0.17
Diluted	0.22	0.16
Weighted-average shares outstanding:
Basic	191,666,913	172,188,237
Diluted	195,155,126	180,691,994

Waystar Holding Corp.
Unaudited Consolidated Balance Sheets
(in thousands, except for share and per share data)

	March 31, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$34,337	$61,355
Restricted cash	28,363	15,454
Investment securities	124,593	24,877
Accounts receivable, net of allowance of $6,614 at March 31, 2026 and $6,170 at December 31, 2025	172,532	177,037
Income tax receivable	—	6,437
Prepaid expenses	23,461	20,078
Other current assets	3,326	3,174
Total current assets	386,612	308,412
Property, plant and equipment, net	60,862	51,649
Operating lease right-of-use assets, net	11,870	12,972
Intangible assets, net	1,258,365	1,292,839
Goodwill	4,014,781	4,016,818
Deferred costs	98,414	93,951
Other long-term assets	8,089	8,459
Total assets	$5,838,993	$5,785,100
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$58,799	$50,949
Accrued compensation	17,799	40,942
Aggregated funds payable	29,911	15,104
Other accrued expenses	28,975	22,990
Deferred revenue	64,680	67,855
Current portion of long-term debt	13,493	13,537
Related party current portion of long-term debt	701	657
Current portion of operating lease liabilities	5,602	6,029
Total current liabilities	219,960	218,063
Long-term liabilities
Deferred tax liability	209,721	211,320
Long-term debt, net, less current portion	1,388,238	1,394,523
Related party long-term debt, net, less current portion	67,343	64,186
Operating lease liabilities, net of current portion	10,852	11,994
Deferred revenue - long-term	5,164	5,496
Other long-term liabilities	277	692
Total liabilities	1,901,555	1,906,274
Commitments and contingencies (Note 20)
Stockholders’ equity
Preferred stock $0.01 par value - 100,000,000 shares authorized as of March 31, 2026 and December 31, 2025, respectively; zero shares issued or outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Common stock $0.01 par value - 2,500,000,000 shares authorized at March 31, 2026 and December 31, 2025, respectively; 191,685,290 and 191,587,193 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	1,917	1,916
Additional paid-in capital	4,000,203	3,986,353
Accumulated other comprehensive income (loss)	846	(632)
Accumulated deficit	(65,528)	(108,811)
Total stockholders’ equity	3,937,438	3,878,826
Total liabilities and stockholders’ equity	$5,838,993	$5,785,100

Waystar
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$43,283	$29,269
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	41,452	33,380
Stock-based compensation	11,446	6,744
Provision for bad debt expense	1,267	1,255
Loss on extinguishment of debt	113	—
Deferred income taxes	(2,104)	4,569
Amortization of debt discount and issuance costs	661	667
Changes in:
Accounts receivable	3,237	(3,284)
Income tax refundable	6,437	2,838
Prepaid expenses and other current assets	(3,176)	(1,460)
Deferred costs	(4,346)	(2,222)
Other long-term assets	284	324
Accounts payable and accrued expenses	(9,667)	(8,130)
Deferred revenue	(3,507)	775
Operating lease right-of-use assets and lease liabilities	(467)	(476)
Net cash provided by operating activities	84,913	64,249
Cash flows from investing activities
Purchase of property and equipment and capitalization of internally developed software costs	(15,327)	(5,426)
Purchase of investment securities	(124,195)	(24,431)
Proceeds from sale or maturity of investment securities	25,000	—
Measurement period adjustments related to prior year acquisition	2,037	—
Net cash used in investing activities	(112,485)	(29,857)
Cash flows from financing activities
Change in aggregated funds liability	14,807	3,194
Proceeds from issuance of common stock from employee equity plans	2,405	10,686
Proceeds from issuances of debt, net of creditor fees	19,800	—
Payments on debt	(23,549)	(2,917)
Finance lease liabilities paid	—	(219)
Net cash provided by financing activities	13,463	10,744
Increase/(decrease) in cash and cash equivalents during the period	(14,109)	45,136
Cash and cash equivalents and restricted cash–beginning of period	76,809	204,582
Cash and cash equivalents and restricted cash–end of period	$62,700	$249,718
Supplemental disclosures of cash flow information
Interest paid	$20,680	$19,960
Cash taxes paid (refunds received), net	154	532
Non-cash investing and financing activities
Fixed asset purchases in accounts payable	1,076	56
Reconciliation of Balance Sheet Cash Accounts to Cash Flow Statement
Balance sheet
Cash and cash equivalents	34,337	223,995
Restricted cash	28,363	25,723
Total	62,700	249,718

Waystar
Reconciliation of Adjusted EBITDA
(in thousands)
(unaudited)

	Three months ended March 31,
($ in thousands)	2026	2025
Net income	$43,283	$29,269
Interest expense, net	20,647	18,900
Income tax expense	16,535	17,040
Depreciation and amortization	41,452	33,380
Stock-based compensation expense	11,446	6,744
Acquisition and integration costs	1,806	229
Costs related to amended debt agreements	227	—
IPO and Secondary Offering related expenses	7	1,430
Other (a)	—	754
Adjusted EBITDA	$135,403	$107,746
Revenue	$313,874	$256,435
Net income margin	13.8%	11.4%
Adjusted EBITDA margin	43.1%	42.0%
(a)Adjustments relate to additional lease costs due to the relocation of our Louisville office totaling $0.2 million and executive severance $0.5 million, respectively, for the three months ended March 31, 2025.

Waystar
Reconciliation of Non-GAAP Operating Expenses
(in thousands)
(unaudited)

	Three months ended March 31,
	2026	2025
Cost of revenue (exclusive of depreciation and amortization expenses)	97,035	83,345
Less Stock-based compensation expense	(435)	(231)
Less Acquisition and integration costs	(1,145)	-
Cost of revenue (exclusive of depreciation and amortization expenses), adjusted	95,455	83,114

Sales and marketing	45,830	40,123
Add/(Less) Stock-based compensation expense	391	(1,392)
Add/(Less) Acquisition and integration costs	33	-
Sales and marketing, adjusted	46,254	38,731

General and administrative	30,724	23,300
Less Stock-based compensation expense	(8,752)	(4,106)
Less Acquisition and integration costs	(538)	(107)
Less Costs related to amended debt agreements	(227)	-
Less IPO and Secondary Offering expenses	(7)	(1,430)
Less Other (a)	-	(754)
General and administrative, adjusted	21,200	16,903

Research and development	18,368	11,078
Less Stock-based compensation expense	(2,650)	(1,015)
Less Acquisition and integration costs	(156)	(122)
Research and development, adjusted	15,562	9,941

Depreciation and amortization	41,452	33,380
Less Intangible amortization	(34,474)	(28,115)
Depreciation and amortization, adjusted	6,978	5,265

Income tax expense	16,535	17,040
Plus Tax effect of adjustments	10,072	7,827
Income tax expense, adjusted	26,607	24,867

(a)Adjustments relate to additional lease costs due to the relocation of our Louisville office totaling $0.2 million and executive severance $0.5 million, respectively, for the three months ended March 31, 2025.

Waystar
Reconciliation of Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended March 31,
($ in thousands)	2026	2025
Net income	$43,283	$29,269
Stock based compensation	11,446	6,744
Acquisition and integration costs	1,806	229
Costs related to amended debt agreements	227	—
IPO and Secondary Offering related expenses	7	1,430
Other (a)	—	754
Intangible amortization	34,474	28,115
Tax effect of adjustments	(10,072)	(7,827)
Non-GAAP net income	$81,171	$58,714

Non-GAAP net income per share:
Basic	$0.42	$0.34
Diluted	$0.42	$0.32
Weighted-average shares outstanding:
Basic	191,666,913	172,188,237
Diluted	195,155,126	180,691,994
(a)Adjustments relate to additional lease costs due to the relocation of our Louisville office totaling $0.2 million and executive severance $0.5 million, respectively, for the three months ended March 31, 2025.

Waystar
Reconciliation of Unlevered Free Cash Flow
(in thousands)
(unaudited)

	Three months ended March 31,
	2026	2025
Net cash provided by operating activities	84,913	64,249
Interest paid	20,680	19,960
Purchase of PP&E and capitalization of internally developed software costs	(15,327)	(5,426)
Unlevered free cash flow	90,266	78,783

Waystar
Reconciliation of Net Debt
(in thousands)
(unaudited)

	March 31,
	2026	2025
First lien term loan facility outstanding debt, current	14,194	11,668
First lien term loan facility outstanding debt, net of current portion	1,363,504	1,148,960
Receivables facility outstanding debt	100,000	80,000
Cash and cash equivalents	(34,337)	(223,995)
Investment securities	(124,593)	(24,419)
Net debt	1,318,768	992,214

Trailing Twelve Months Adjusted EBITDA	489,803	398,481

Adjusted Gross leverage ratio	3.0x	3.1x
Adjusted Net leverage ratio	2.7x	2.5x

Waystar
Reconciliation of Trailing Twelve Months (TTM) Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended				TTM
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2026
Net income	43,283	19,988	30,648	32,184	126,103
Interest expense, net	20,647	22,872	17,515	18,255	79,289
Income tax expense	16,535	16,158	12,069	14,407	59,169
Depreciation and amortization	41,452	40,442	33,300	33,426	148,620
Stock-based compensation expense	11,446	12,198	11,597	11,530	46,771
Acquisition and integration costs	1,806	14,877	5,313	655	22,651
Costs related to amended debt agreements	227	1,931	649	-	2,807
IPO and Secondary Offering expenses	7	86	1,372	1,769	3,234
Other (a)	-	593	240	326	1,159
Adjusted EBITDA	135,403	129,145	112,703	112,552	489,803
(a) Adjustments relate to additional lease costs due to the relocation of our Louisville office and executive severance.

Media Contact
Kristin Lee
kristin.lee@waystar.com
Investor Contact
investors@waystar.com